Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-110124) pertaining to the IsoTis S.A. Stock Option Plan 2003/2 of our report dated February 14, 2004, with respect to the consolidated financial statements and schedule of IsoTis S.A. included in the Annual Report (Form 20-F) for the year ended December 31, 2003.

                                                         /s/ Ernst & Young Ltd.



Geneva, Switzerland,
April 20, 2004